$60,000,000

                     THE NEW AMERICA HIGH INCOME FUND, INC.
                            (a Maryland corporation)

                          AUCTION TERM PREFERRED STOCK

                              2,400 Series D Shares

                    Liquidation Preference $25,000 Per Share


                               PURCHASE AGREEMENT



                                                                    May __, 1998



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281-1305

Dear Sirs and Mesdames:

         The New America High Income Fund, Inc., a Maryland corporation (the "Fund"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership, (the "Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), with respect to the sale by the Fund and the purchase by the Underwriter of 2,400 shares of Auction Term Preferred Stock, Series D, with a par value of $1.00 per share and a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) (the "Shares").

         Prior to the purchase and public offering of the Shares by the Underwriter, the Fund and the Underwriter shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Fund and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Fund has filed with the Securities and Exchange Commission (the "Commission") a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), a registration statement on Form N-2 (No. 333-49043), and a related preliminary prospectus and preliminary statement of additional information for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act, and the rules and regulations of the Commission under the Securities Act and the Investment Company Act (together, the "Rules and Regulations"), and the Fund has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. The Fund will prepare and file such additional amendments thereto and such amended prospectuses and statements of additional information as hereafter may be required. Such registration statement (as amended at the time it becomes effective, if applicable) and the prospectus and statement of additional information constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the Rules and Regulations), as from time to time amended or supplemented pursuant to the Securities Act, are referred to hereinafter as the "Registration Statement" and the "Prospectus", respectively; except that if any revised prospectus and statement of additional information shall be provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Fund pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), the term "Prospectus" shall refer to each such revised prospectus and statement of additional information from and after the time it is first provided to the Underwriter for such use. If the Fund elects to rely on Rule 434 under the Rules and Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus, statement of additional information and the term sheet, taken together, provided to the Underwriter by the Fund in reliance on Rule 434 under the Securities Act (the "Rule 434 Prospectus"). If the Fund files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include both the registration statement referred to above (No. 333-49043) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act.

         The Fund understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

         SECTION 1. Representations and Warranties. (a) The Fund represents and warrants to the Underwriter as of the date hereof, as of the date of the Pricing Agreement (such later date hereinafter being referred to as the "Representation Date") and as of the Closing Time referred to in Section 2 hereof, as follows:

         (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the Representation Date and at Closing Time referred to in Section 2 hereof, the Prospectus (unless the term "Prospectus" refers to a prospectus and statement of additional information which has been provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case at the time such prospectus and statement of additional information first is provided to the Underwriter for such use) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Underwriter or the Adviser expressly for use in the Registration Statement or in the Prospectus.

         (ii) The accountants who certified the financial statement included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (iii) The financial statements included or incorporated by reference in the Registration Statement present fairly the financial position of the Fund as at the date indicated and the results of its operations for the period specified; such financial statements have been prepared in conformity with generally accepted accounting principles; and the information in the Prospectus under the heading "Capitalization and Information Regarding Senior Securities" sets forth the capitalization of the Fund as of its date and after giving effect to the sale of the Shares as if they were sold as of such date and the information under the heading "Portfolio Composition" sets forth the composition of the investment portfolio of the Fund as of its date.

         (iv) Since the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Fund, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business and (C) except for (i) regular monthly dividends and special year end distributions related to the Fund's qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), on the outstanding shares of common stock, par value $1.00 per share (the "Common Stock") of the Fund, and
(ii) dividends paid on the Fund's outstanding shares of Auction Term Preferred Stock Series A, B and C (the "Other ATP") in accordance with the terms thereof, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

         (v) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect on the Fund; and the Fund has no subsidiaries.

         (vi) The Fund is registered with the Commission under the Investment Company Act as a closed-end, non-diversified, management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

         (vii) The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus under the captions "Description of ATP" and "Description of Common Stock"; the outstanding Common Stock and the Other ATP have been duly authorized and validly issued and are fully paid and nonassessable; the Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable; the Common Stock, the Other ATP and the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement; and the issuance of the Shares to be purchased by the Underwriter is not subject to pre-emptive rights.

         (viii) The Fund is not in violation of its articles of incorporation, as amended (the "Charter"), or its by-laws, as amended (the "By-Laws"), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; and the execution and delivery of this Agreement, the Pricing Agreement and the Investment Advisory Agreement, the Custodian Agreement, the Auction Agent Agreement and the Letter of Representations referred to in the Registration Statement (as used herein, the "Advisory Agreement," the "Auction Agreement," the "Custodian Agreement" and the "Letter of Representations," respectively), and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Charter or the By-Laws of the Fund, or, to the best knowledge of the Fund, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Fund of the transactions contemplated by this Agreement, the Pricing Agreement, the Advisory Agreement, the Custodian Agreement, the Auction Agreement and the Letter of Representations, except such as has been obtained under the Investment Company Act or as may be required under the Securities Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

         (ix) The Fund owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its businesses as contemplated in the Prospectus and the Fund has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, covenants, orders, approvals or authorizations.

         (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened against or affecting the Fund, which might result in any Material Adverse Effect in the condition, financial or otherwise, business affairs or business prospects of the Fund, or might materially and adversely affect the properties or assets of the Fund; and there are no material contracts or documents of the Fund which are required to be filed as exhibits to the Registration Statement by the Securities Act, the Investment Company Act or the Rules and Regulations which have not been so filed.

         (xi) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

         (xii) The Fund owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct its business as described in the Registration Statement, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Fund.

         (xiii) The Fund intends to, and will, direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Code, and intends to qualify as a regulated investment company under Subchapter M of the Code.

         (xiv) Each of this Agreement, the Advisory Agreement and the Custodian Agreement has been duly authorized, executed and delivered by the Fund, and each complies with all applicable provisions of the Investment Company Act.

         (xv) Each of the Auction Agreement and the Letter of Representations has been duly authorized for execution and delivery by the Fund and, when executed and delivered by the Fund, will constitute a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equitable principles.

         (b) The Adviser represents and warrants to the Underwriter as of the date hereof, as of the Representation Date and as of the Closing Time referred to in Section 2 hereof, as follows:

         (i) The Adviser has been duly organized as a limited liability partnership under the laws of the Commonwealth of Massachusetts with power and authority to conduct its business as described in the Registration Statement and in the Prospectus.

         (ii) The Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

         (iii) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

         (iv) The description of the Adviser in the Registration Statement and the Prospectus is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (v) This Agreement and the Advisory Agreement each have been duly authorized, executed and delivered by the Adviser. The Advisory Agreement constitutes the valid and binding obligation of the Adviser enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The execution, delivery and performance of this Agreement and the Advisory Agreement by the Adviser and the consummation by the Adviser of the transactions contemplated hereby and thereby will not result in a breach or violation by the Adviser of any of the terms or provisions of, or constitute a default by the Adviser under, any material indenture, mortgage, deed of trust, loan agreement of the Adviser, other agreement or instrument to which the Adviser is a party or by which the Adviser is bound or to which any of the properties or assets of the Adviser is subject, nor will such actions result in a violation of the provisions of the partnership agreement of the Adviser (the "Partnership Agreement"), any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or any of its properties or assets; and except for registration of the Shares under the Acts and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Advisory Agreement by the Adviser and the consummation by the Adviser of the transactions contemplated hereby and thereby.

         (vi) There are no legal or governmental proceedings pending to which the Adviser is a party or of which any property or asset of the Adviser is subject, which are likely to have a Material Adverse Effect on the financial position, results of operations, business or prospects of the Adviser; and to the best of the Adviser's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (vii) The Adviser is not in violation of the Partnership Agreement or in default under any agreement, indenture or instrument.

         (c) Any certificate signed by any officer of the Fund or the Adviser and delivered to the Underwriter or to counsel to the Underwriter shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Underwriter, as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to the Underwriter; Closing.

         (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Fund agrees to sell the Shares to the Underwriter, and the Underwriter agrees to purchase the Shares from the Fund, at the price per share set forth in the Pricing Agreement.

         (i) If the Fund has elected not to rely upon Rule 430A under the Rules and Regulations, the initial public offering prices and the purchase price per share to be paid by the Underwriter for the Shares have been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

         (ii) If the Fund has elected to rely upon Rule 430A under the Rules and Regulations, the purchase price per share to be paid by the Underwriter for the Shares shall be an amount equal to the applicable initial public offering price, less an amount per share to be determined by agreement between the Underwriter and the Fund. The initial public offering price per share shall be a fixed price based upon the number of shares purchased in a single transaction to be determined by agreement between the Underwriter and the Fund. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, except as provided in Section 5 hereof, unless otherwise agreed to by the Fund, the Adviser and the Underwriter.

         (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by the Underwriter and the Fund, at 9:00 A.M. on the third business day following the date the Registration Statement becomes effective or, if the Fund has elected to rely upon Rule 430A under the Rules and Regulations, the third business day after execution of the Pricing Agreement (or, if pricing takes place after 4:30

P.M. on either the date the Registration Statement becomes effective or the date of execution of the Pricing Agreement, as applicable, the fourth business day after such applicable date), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Fund (such time and date of payment and delivery herein being referred to as "Closing Time"). Payment shall be made to the Fund by a Federal Funds wire transfer or similar same-day funds, against delivery to the Underwriter of the certificates for the Shares to be purchased by it. The Shares shall be represented by a certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company. The certificate for the Shares will be made available for examination by the Underwriter not later than 10:00 A.M. on the last business day prior to Closing Time.

         SECTION 3. Covenants of the Fund. The Fund covenants with the Underwriter as follows:

         (a) The Fund will use its best efforts (i) to cause the Registration Statement to become effective under the Securities Act, and will advise the Underwriter promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective and (ii) if required, to cause the issuance of any orders exempting the Fund from any provisions of the Investment Company Act, and the Fund will advise the Underwriter promptly as to the time at which any such orders are granted.

         (b) The Fund will notify the Underwriter immediately, and will confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act or the initiation of any proceeding for that purpose. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment. If the Fund elects to rely on Rule 434 under the Rules and Regulations, the Fund will prepare a term sheet that complies with the requirements of Rule 434 under the Rules and Regulations and the Fund will provide the Underwriter with copies of the form of Rule 434 Prospectus, in such number as the Underwriter may reasonably request by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

         (c) The Fund will give the Underwriter notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus or statement of additional information which the Fund proposes for use by the Underwriter in connection with the offering of the Shares, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus or statement of additional information is required to be filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations or any term sheet prepared in reliance on Rule 434 of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriter reasonably shall object.

         (d) The Fund will deliver to the Underwriter, as soon as practicable, two signed copies of the notification of registration and registration statement as originally filed and of each amendment thereto, in each case with two sets of the exhibits filed therewith.

         (e) The Fund will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter reasonably may request for the purposes contemplated by the Securities Act, or the Rules and Regulations.

         (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel to the Fund and the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Fund forthwith will amend or supplement the Prospectus by preparing and furnishing to the Underwriter a reasonable number of copies of an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel to the Fund and the Underwriter), so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

         (g) The Fund will endeavor, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will maintain such qualifications in effect for a period of not less than one year after the date hereof. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         (h) The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund's fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

         (i) During a period of 90 days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any senior security of the Fund, as defined in Section 18 of the Investment Company Act, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of senior securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of senior securities, cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder and
(B) swap arrangements with respect to the Shares and the Other ATP as contemplated by the Registration Statement.

         (j) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Rules and Regulations, then immediately following the execution of the Pricing Agreement, the Fund will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 497(h) of the Rules and Regulations, copies of the amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (k) The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

         SECTION 4. Covenants of the Underwriter. The Underwriter covenants and agrees with the Fund that no later than the second business day succeeding Closing Time, it will provide the Fund and the Auction Agent (as defined in the Prospectus) with a list of Existing Holders (as defined in the Prospectus) of Shares or their Broker-Dealers (as defined in the Prospectus), the number of Shares held by each such Existing Holder or Broker-Dealer and the number of Shares it is holding as Underwriter as of the date of such notice.

         SECTION 5. Payment of Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificate for the Shares to the Underwriter, (iii) the fees and disbursements of the Fund's counsel and accountants, (iv) the printing and delivery to the Underwriter of copies of the registration statement as originally filed and of each amendment thereto, of the preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (v) the fees charged by rating agencies for the rating of the Shares.

         If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Fund shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriter, except if termination results from (a) inaccuracy of the Adviser's representations and warranties, (b) failure of the Adviser to perform its obligations hereunder, (c) failure of the condition set forth in Section 6(b)(2), (d) any Material Adverse Effect in the condition, financial or otherwise, of the Advisers or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, (e) failure of the condition set forth in Section 6(c)(iii), (f) failure of the condition set forth in Section 6(c)(iv) because of proceedings pending or threatened against the Adviser, (g) failure of the condition set forth in Section 6(c)(i) relating to disclosure in the Registration Statement and Prospectus of any suit or proceeding at law or in equity pending or, to the knowledge of the Adviser, threatened against Adviser because Adviser failed to disclose accurately and completely such suit or proceeding to the Fund and the Underwriter and their respective counsel during the preparation of the Registration Statement and Prospectus, (h) failure of the Adviser to provide the certificate referred to in Section 6(c)(vi), or (i) failure of the Adviser to provide the certificate required by Section 6(d), then the Adviser shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel to the Underwriter. In the event the transactions contemplated hereunder are not consummated, the Fund agrees to pay all of the costs and expenses set forth in the first paragraph of this Section 5 which the Fund would have paid if such transactions had been consummated.

         SECTION 6. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser herein contained, to the performance by the Fund and the Adviser of their respective obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement, or with the consent of the Underwriter, at a later time and date not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriter, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, and no order of suspension or revocation of the Fund's notification of registration shall have been issued under the Investment Company Act and no proceedings for either such purpose shall have been initiated or threatened by the Commission. If the Fund has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 497(h) of the Rules and Regulations within the prescribed time period, and prior to Closing Time the Fund shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been filed promptly and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) At Closing Time, the Underwriter shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Goodwin, Procter & Hoar LLP, counsel to the Fund, in form and substance satisfactory to counsel to the Underwriter, to the effect that:

                           (i) The Fund has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Maryland.

                           (ii) The Fund has corporate power and authority to
                  own, lease and operate its properties and conduct its business as described in the Registration Statement and in the Prospectus.

                           (iii) The Fund is duly qualified as a foreign
                  corporation to transact business and is in good standing under the laws of the Commonwealth of Massachusetts.

                           (iv) The outstanding shares of Common Stock and
                  Outstanding ATP have been duly authorized and validly issued and are fully paid and nonassessable.

                           (v) The Shares have been duly authorized for issuance
                  and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to pre-emptive or other similar rights; and the authorized capital stock conforms as to legal matters in all material respects to the description thereof in the Registration Statement under the captions "Description of ATP" and "Description of Common Stock".

                           (vi) Each of this Agreement and the Pricing Agreement
                  has been duly authorized, executed and delivered by the Fund and each complies with all applicable provisions of the Investment Company Act.

                           (vii) The Registration Statement is effective under
                  the Securities Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

                           (viii) At the time the Registration Statement became
                  effective and at the Representation Date, the Registration Statement (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Investment Company Act and the Rules and Regulations. The Rule 434 Prospectus conforms to the requirements of Rule 434 in all material respects.

                           (ix) There are no legal or governmental proceedings
                  pending or, to the best of their knowledge and information, threatened against the Fund which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                           (x) To the best of their knowledge and information,
                  there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof are correct in all material respects, references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                           (xi) No consent, approval, authorization or order of
                  any court or governmental authority or agency is required in connection with the sale of the Shares to the Underwriter, except such as has been obtained under the Securities Act, the Investment Company Act or the Rules and Regulations or such as may be required under state securities laws and, the execution and delivery of this Agreement, the Pricing Agreement, the Advisory Agreement, the Custodian Agreement, the Auction Agreement and the Letter of Representations and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Charter or the By-Laws of the Fund, or any law or administrative regulation, or, to the best of their knowledge and information, administrative or court decree.

                           (xii) Each of the Advisory Agreement and the
                  Custodian Agreement has been duly authorized and approved by the Fund and complies as to form in all material respects with all applicable provisions of the Investment Company Act, and each has been duly executed by the Fund.

                           (xiii) The Fund is registered with the Commission
                  under the Investment Company Act as a closed-end, diversified, management investment company, and all required action has been taken by the Fund under the Securities Act, the Investment Company Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares pursuant to this Agreement; the provisions of the Charter and the By-Laws of the Fund comply as to form in all material respects with the requirements of the Investment Company Act; and, to the best of their knowledge and information, no order of suspension or revocation of such registration under the Investment Company Act, pursuant to Section 8(e) of the Investment Company Act, has been issued or proceedings therefor initiated or threatened by the Commission.

                           (xiv) The information in the Prospectus under the
                  captions "Taxation", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

                           (xv) Each of the Auction Agreement and the Letter of
                  Representations has been duly authorized, executed and delivered by the Fund, and each constitutes a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equitable principles.

                  (2) The favorable opinion, dated as of Closing Time, of Peter
         L. Curry, Esq. General Counsel of the Adviser, in form and substance satisfactory to counsel to the Underwriters, to the effect that:

                           (i) The Adviser has been duly organized as a limited
                  liability partnership under the laws of the Commonwealth of Massachusetts, with power and authority to conduct its business as described in the Registration Statement and in the Prospectus.

                           (ii) The Adviser is duly registered as an investment
                  adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

                           (iii) This Agreement and the Advisory Agreement have
                  been duly authorized, executed and delivered by the Adviser, and the Advisory Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and, to the best of his knowledge and information, neither the execution and delivery of this Agreement or the Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to the Adviser of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations.

                           (iv) The description of the Adviser in the
                  Registration Statement and in the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (3) The favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel to the Underwriter, with respect to the matters set forth in (i), (v) to (viii) inclusive, and (xiii) of subsection (b)(1) of this Section 6.

                   (4) In giving their opinions required by subsections (b)(1) and (3) of this Section 6, Goodwin, Procter & Hoar LLP and Brown & Wood LLP additionally shall state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements included therein, as to which no opinion need be rendered), at the time it became effective or at the Representation Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements included therein, as to which no opinion need be rendered), at the Representation Date (unless the term "Prospectus" refers to a prospectus and statement of additional information which has been provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it first is provided to the Underwriter for such use) or at Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading. In giving its opinion, Goodwin, Procter & Hoar LLP may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Maryland and that such counsel is not admitted in the State of Maryland. In giving their opinions, Goodwin, Procter & Hoar LLP and Brown & Wood LLP may rely as to matters of Maryland law, on the opinion of Venable, Baejer and Howard LLP, dated Closing Time, provided that Goodwin, Procter & Hoar LLP and Brown & Wood LLP each shall state that such opinion is satisfactory in form and substance to such counsel. Goodwin, Procter & Hoar LLP, Peter L. Curry, Esq. and Brown & Wood LLP may rely, as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Fund and the Adviser and of public officials.

         (c) At Closing Time, (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Securities Act, the Investment Company Act and the Rules and Regulations and in all material respects shall conform to the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this Section 6(c)(i) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Underwriter expressly for use in the Registration Statement or in the Prospectus; no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser which would be required to be set forth in the Prospectus other than as set forth therein; and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings therefor have been initiated or are threatened by the Commission,
(ii) there shall not have been, since the date as of which information is given in the Prospectus, any Material Adverse Effect in the condition, financial or otherwise, of the Fund, the Adviser or in their earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Prospectus, (iii) the Adviser shall have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus, (iv) no proceedings shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Fund or the Adviser other than as set forth in the Prospectus, (v) Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's ("S&P") shall have confirmed that the Shares have been rated "aaa" and AAA, respectively, by such agencies, and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Shares or any of the Fund's other securities; and (vi) the Underwriter shall have received, at Closing Time, a certificate of the President or the Treasurer of the Fund and of the President or a Vice President of the Adviser dated as of Closing Time, evidencing compliance with this subsection (c) except that the Fund's certificate need not address compliance with respect to (A) actions, suits or proceedings at law or in equity pending or threatened against the Adviser, (B) Section 6(c)(ii) as it concerns the Adviser,
(C) Section 6(c)(iii) or (D) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund by the Underwriter or the Adviser expressly for use in the Registration Statement or Prospectus, together with true and correct copies of letters from Moody's and S&P confirming their rating.

         (d) At Closing Time, the Underwriter shall have received certificates, dated as of Closing Time, (i) of the President or the Treasurer of the Fund to the effect that the representations and warranties of the Fund contained in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and, (ii) of the President or a Vice President of the Adviser to the effect that the representations and warranties of the Adviser contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time.

         (e) At the time of execution of this Agreement, the Underwriter shall have received from Arthur Anderson LLP a letter, dated such date in form and substance satisfactory to the Underwriter, to the effect that:

             (i) they are independent accountants with respect to the Fund within the meaning of the Securities Act and the Rules and Regulations;

             (ii) in their opinion, the financial statements included or incorporated by reference in the Registration Statement and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the Rules and Regulations;

            (iii) they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that during the period from December 31 1997 to a specified date not more than three days prior to the date of this Agreement, there was any change in the capital stock or net assets of the Fund (other than by reason of the issuance of Common Stock in connection with the Fund's dividend reinvestment plan, as specified in such letter) or any increase in the long-term debt of the Fund, as compared with amounts shown on the unaudited financial statements included in the Registration Statement, except for changes which the Registration Statement discloses have occurred or may occur; and

                  (iv) in addition to the procedures referred to in clause (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which previously have been specified by such accountants and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.

         (f) At Closing Time, the Underwriter shall have received from Arthur Anderson LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the "specified date" referred to shall be a date not more than three days prior to Closing Time.

         (g) At Closing Time, counsel to the Underwriter shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the Investment Company Act and the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to counsel to the Underwriter.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 hereof and except that Sections 1, 7, 8 and 9 hereof shall survive any such termination and remain in full force and effect.

         SECTION 7. Indemnification. (a) The Fund agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or preliminary statement of additional information or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the indemnifying party; and

         (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by the Underwriter or the Adviser expressly for use in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, or any preliminary prospectus or in the Prospectus (or any amendment or supplement thereto).

         (b) The Adviser agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or in any amendment or supplement thereto) or in any preliminary prospectus or statement of additional information or in the Prospectus (or in any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Adviser expressly for use in the Registration Statement (or in any amendment or supplement thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, or any preliminary prospectus or preliminary statement of additional information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Adviser expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or preliminary statement of additional information or the Prospectus (or any amendment or supplement thereto).

         (c) The Underwriter agrees to indemnify and hold harmless the Fund and the Adviser, their respective directors, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or in any amendment or supplement thereto) or in any preliminary prospectus or preliminary statement of additional information or in the Prospectus (or in any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or in any amendment or supplement thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, or any preliminary prospectus or preliminary statement of additional information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or preliminary statement of additional information or the Prospectus (or any amendment or supplement thereto).

         (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudicial as a result thereof and in no event shall relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 7(a) and 7(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7 (a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Adviser and the Underwriter from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Adviser and of the Underwriter in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Fund, the Adviser and the Underwriter in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) the total net proceeds from the offering of the Shares pursuant to this Agreement ( net of underwriting discounts and commissions but before deducting expenses) received by the Fund, (y) the investment advisory fee payable to the Adviser during the 12 month period preceding the date of this Agreement, and (z) the total underwriting discount received by the Underwriter, in the case of (x) and
(z) as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover plus (y) above.

         The relative fault of the Fund, the Adviser and the Underwriter shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, the Adviser or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Fund, the Adviser and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended shall have the same rights to contribution as the Underwriter, and each officer or director of the Fund and the Adviser, respectively, each director of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund and the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended shall have the same rights to contribution as the Fund and the Adviser, respectively.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in the Pricing Agreement, or contained in certificates of officers of the Fund or of the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser and shall survive delivery of the Shares to the Underwriter.

         SECTION 10. Termination of Agreement. (a) The Underwriter may terminate this Agreement by written notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any Material Adverse Effect in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in the Common Stock has been suspended or materially limited by the Commission or if trading generally on either the New York Stock Exchange or the American Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, New York, Maryland or Massachusetts authorities.

         (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 hereof shall survive such termination and remain in full force and effect.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-1201, Attention: Lee Whitley, Vice President; notices to the Fund shall be directed to The New America High Income Fund, Inc. at 33 Broad Street, Boston, Massachusetts 02109. Attention: Ellen E. Terry; and notices to the Adviser shall be directed to Wellington Management Company, LLP at 75 State Street, Boston, Massachusetts 02109, Attention: Mary Ann Tynan.

         SECTION 12. Parties. This Agreement and the Pricing Agreement shall inure to the benefit of and be binding upon the Underwriter, the Fund, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement or in the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

         SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our Agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a single binding agreement between the Underwriter and the Fund and the Adviser in accordance with its terms.

                       Very truly yours,

                       THE NEW AMERICA HIGH INCOME FUND, INC.


                       By:
                          -------------------------------
                          Name:
                          Title:



                       WELLINGTON MANAGEMENT COMPANY, LLP


                       By:
                          -------------------------------
                          Name:
                          Title:


Confirmed and Accepted,
as of the date
first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED



By:
   ----------------------------
   Authorized Signatory

                                                                       Exhibit A
                                   $60,000,000

                     THE NEW AMERICA HIGH INCOME FUND, INC.
                            (a Maryland corporation)

                          AUCTION TERM PREFERRED STOCK

                              2,400 Series D Shares

                    Liquidation Preference $ 25,000 Per Share


                                PRICING AGREEMENT



                                                                    May __, 1998



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281-1201

Dear Sirs and Mesdames:

                  Reference is made to the Purchase Agreement, dated May _, 1998 (the "Purchase Agreement"), relating to the purchase by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") of 2,400 shares of Auction Term Preferred Stock, Series D, with a par value of $1.00 per share and a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) (the "Shares") of The New America High Income Fund, Inc. (the "Fund").

                  Pursuant to Section 2 of the Purchase Agreement, the Fund agrees with the Underwriter as follows:


                  1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $25,000 plus accumulated dividends, if any, from the date of original issue.

                  2. The purchase price per share for the Shares to be paid by the Underwriter shall be $______ plus accumulated dividends, if any, from the date of original issue, being an amount equal to the initial public offering price set forth above less $___ per share.

                  3. The dividend rate for the Shares for the initial dividend period ending __________, 1998 will be __%.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a single binding agreement between the Underwriter and the Fund in accordance with its terms.

                       Very truly yours,

                       THE NEW AMERICA HIGH INCOME FUND, INC.



                       By:
                          -------------------------------
                          Name:
                          Title:



Confirmed and Accepted,
as of the date
first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED



By:
   ----------------------------
   Authorized Signatory


                                       3